                           BEVERLY ENTERPRISES, INC.

                                  EXHIBIT 11.1

                      COMPUTATION OF NET INCOME PER SHARE

                   THREE MONTHS ENDED MARCH 31, 1994 AND 1993

                                  (UNAUDITED)

                (DOLLARS IN THOUSANDS EXCEPT PER SHARE AMOUNTS)

                                                                                           1994          1993
                                                                                           ----          ----
PRIMARY:
  Net income  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   $  15,453     $  10,357
  Preferred stock dividends   . . . . . . . . . . . . . . . . . . . . . . . . . . . .      (2,063)           --
                                                                                        ---------     ---------
  Net income applicable to common shares  . . . . . . . . . . . . . . . . . . . . . .   $  13,390     $  10,357
                                                                                        =========     =========

  Applicable common shares:
     Weighted average outstanding shares during the period  . . . . . . . . . . . . .      82,708        74,406
     Assumed conversion of Series A preferred stock . . . . . . . . . . . . . . . . .          --         5,300
     Weighted average shares issuable upon exercise of common stock equivalents outstanding (principally stock options) using the
       "treasury stock" method  . . . . . . . . . . . . . . . . . . . . . . . . . . .       1,657         1,611
                                                                                        ---------     ---------
     Total  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .      84,365        81,317
                                                                                        =========     =========

  Net income per share of common stock  . . . . . . . . . . . . . . . . . . . . . . .   $    0.16     $    0.13
                                                                                        =========     =========

FULLY DILUTED:
  Net income  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   $  15,453     $  10,357
  Reduction of interest and amortization expenses resulting from
     assumed conversion of 7.625% convertible subordinated debentures . . . . . . . .          -- (a)        -- (a)
  Reduction of interest and amortization expenses resulting from
     assumed conversion of 9% convertible subordinated debentures . . . . . . . . . .          --         1,089
  Reduction of interest and amortization expenses resulting from assumed
     conversion of zero coupon notes  . . . . . . . . . . . . . . . . . . . . . . . .          -- (a)        -- (a)
  Less applicable income taxes  . . . . . . . . . . . . . . . . . . . . . . . . . . .          --          (359)
                                                                                        ---------     ---------
  Adjusted net income   . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   $  15,453     $  11,087
  Preferred stock dividends   . . . . . . . . . . . . . . . . . . . . . . . . . . . .      (2,063)           --
                                                                                        ---------     ---------
  Adjusted net income applicable to common shares   . . . . . . . . . . . . . . . . .   $  13,390     $  11,087
                                                                                        =========     =========

  Applicable common shares:
     Weighted average outstanding shares during the period  . . . . . . . . . . . . .      82,708        74,406
     Assumed conversion of Series A preferred stock . . . . . . . . . . . . . . . . .          --         5,300
     Assumed conversion of Series B preferred stock . . . . . . . . . . . . . . . . .          -- (a)        --
     Weighted average shares issuable upon exercise of common stock equivalents outstanding (principally stock options) using the
       "treasury stock" method  . . . . . . . . . . . . . . . . . . . . . . . . . . .       1,654         1,611
     Assumed conversion of 7.625% convertible subordinated debentures . . . . . . . .          -- (a)        -- (a)
     Assumed conversion of 9% convertible subordinated debentures . . . . . . . . . .          --         7,131
     Assumed conversion of zero coupon notes  . . . . . . . . . . . . . . . . . . . .          -- (a)        -- (a)
                                                                                        ---------     ---------
     Total  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .      84,362        88,448
                                                                                        =========     =========

  Net income per share of common stock  . . . . . . . . . . . . . . . . . . . . . . .   $    0.16     $    0.13
                                                                                        =========     =========


(a) Conversion would be anti-dilutive and is therefore not assumed in the computation of primary or fully diluted net income per share of common stock.